Exhibit 99.2

UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT (this “Agreement”), dated as of May 3, 2024, is entered into between NuStar Energy L.P., a Delaware limited partnership (“NuStar”), and Sunoco Retail LLC, a Pennsylvania limited liability company (“Sunoco Retail”) and wholly-owned subsidiary of Sunoco LP (“Sunoco”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, NuStar has entered into that certain Agreement and Plan of Merger, dated as of January 22, 2024, by and among Sunoco, NuStar and certain other parties thereto (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth therein and in accordance with the applicable provisions of the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act, Merger Sub shall be merged with and into NuStar (the “Merger”), whereupon the separate limited liability company existence of Merger Sub shall cease, and NuStar shall continue its limited partnership existence under Delaware law as the surviving entity in the Merger and a subsidiary of Sunoco;

WHEREAS, pursuant to the Merger Agreement, Sunoco has the right, but not the obligation, to cause a wholly owned Subsidiary of Sunoco that is treated as a corporation or a partnership for U.S. federal income tax purposes, to subscribe, immediately prior to and conditioned on the occurrence of the Effective Time, for a number of common units representing limited partner interests in NuStar and having the rights and obligations specified with respect to “Common Units” in the Existing Partnership Agreement (the “Units”) representing one percent of all Units outstanding immediately following such issuance at a price per Unit equal to the closing price of one Unit reported on the NYSE on the full trading day immediately prior to the Effective Time, payable in cash, a note or any other property that Sunoco and NuStar mutually agree to be of equal value;

WHEREAS, Sunoco desires to exercise such right described in the immediately preceding recital and, in furtherance thereof, Sunoco and NuStar desire for NuStar to issue and sell to Sunoco Retail, and Sunoco Retail to purchase from NuStar, 1,278,135 Units (the “Subscribed Units”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Purchase and Sale. Subject to the terms and conditions set forth herein, immediately prior to and conditioned on the occurrence of the Effective Time, Sunoco Retail shall subscribe for, and NuStar shall issue and sell to Sunoco Retail, upon execution and delivery by Sunoco Retail to NuStar of a promissory note, in substantially the form attached hereto as Exhibit A, of aggregate principal amount of $28,067,844.60, the Subscribed Units (such subscription and issuance, the “Subscription” and such promissory note, the “Promissory Note”).

2. Subscription Closing. The closing of the Subscription (the “Subscription Closing”) contemplated hereby shall occur on the date of, and immediately prior to and conditioned on the occurrence of the Effective Time, after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Section 3 (other than those conditions that by their nature are to be satisfied at the Subscription Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as NuStar and Parent may agree in writing.

3. Conditions to Subscription.

(a) Each party’s obligation to consummate the Subscription Closing shall be subject to the fulfillment (or waiver by all parties, to the extent permissible under applicable Law) at or prior to the Subscription Closing of the following conditions:

(i) All conditions to Sunoco’s and NuStar’s obligations to consummate, or cause to be consummated, the Closing shall have been satisfied or waived by the party entitled to the benefit thereof under the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), and the Closing will be consummated immediately following the Subscription Closing.

(ii) No temporary restraining order, preliminary or permanent injunction or other writ, injunction, judgment or decree preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction or other Governmental Authority and remain in effect, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Subscription that makes consummation of the Subscription illegal.

(b) Sunoco Retail’s obligation to consummate the Subscription Closing shall be subject to the fulfillment (or waiver by all parties, to the extent permissible under applicable Law) at or prior to the Subscription Closing of the following conditions:

(i) The representations and warranties of NuStar set forth in Section 5, without giving effect to any materiality qualifications set forth therein, shall have been accurate in all respects as of the entry into this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except where such inaccuracies, individually or in the aggregate, would not have a Partnership Material Adverse Effect.

(c) NuStar’s obligation to consummate the closing of the Subscription shall be subject to the fulfillment (or waiver by all parties, to the extent permissible under applicable Law) at or prior to the Subscription Closing of the following conditions:

(i) The representations and warranties of Sunoco Retail set forth in Section 6, without giving effect to any materiality qualifications set forth therein, shall have been accurate in all respects as of the entry into this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except where such inaccuracies, individually or in the aggregate, would not have a Parent Material Adverse Effect.

4. Subscription Closing Deliverables.

(a) At the Subscription Closing, Sunoco Retail shall deliver to NuStar a duly executed counterpart to the Promissory Note.

(b) At the Subscription Closing, NuStar shall deliver to Sunoco Retail, (i) a duly executed counterpart to the Promissory Note and (ii) evidence, reasonably satisfactory to Sunoco Retail, of issuance of the Subscribed Units in book-entry form.

5. Representations and Warranties of NuStar. NuStar hereby represents and warrants to Sunoco Retail as of the date hereof as follows:

(a) NuStar is a legal entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of formation and has all requisite limited partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not have, individually or in the aggregate, a Partnership Material Adverse Effect.

(b) NuStar has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by NuStar and, assuming this Agreement constitutes the legal, valid and binding agreement of Sunoco Retail, this Agreement constitutes the legal, valid and binding agreement of NuStar and is enforceable against NuStar in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Equitable Exceptions”).

(c) The Subscribed Units are, and will be once issued, duly authorized, validly issued, fully paid (to the extent required by the Existing Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or otherwise in the Delaware LP Act or under applicable Law) and free of preemptive rights (except as set forth in the Existing Partnership Agreement or under applicable Law).

(d) The execution, delivery and performance of this Agreement does not (i) result in any loss, or suspension, limitation or impairment of any right of NuStar to own or use any assets required for the conduct of its business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under any Partnership Material Contract or result in the creation of any Lien other than Partnership Permitted Liens, in each case, upon any of the properties or assets of NuStar, (ii) conflict with or result in any violation of any of NuStar’s organizational documents or provision of the agreement of limited partnership, certificate of incorporation or bylaws or other equivalent organizational document, in each case as amended or restated, of NuStar (except as would not be material to NuStar) or (iii) conflict with or violate any applicable Laws, except in the case of clauses (i) and (iii) for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellation, accelerations, or liens as would not have, individually or in the aggregate, a Partnership Material Adverse Effect.

(e) No governmental, administrative or other third-party consents, approvals, permits or authorizations, or designations, declarations or filings are required by or with respect to NuStar in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(f) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of NuStar, threatened against or by NuStar (including by any Governmental Authorities) that (i) affects, or would reasonably be expected to affect, NuStar’s ownership of the Units or (ii) challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

6. Representation and Warranties of Sunoco Retail. Sunoco Retail hereby represents and warrants to NuStar as of the date hereof as follows:

(a) Sunoco Retail is a legal entity duly organized or formed, validly existing and in good standing under the Laws of Pennsylvania and has all requisite limited liability company or other applicable power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Sunoco Retail is purchasing the Subscribed Units for investment for its own account and not with a view to, or for sale in connection with, any distribution or resale thereof in violation of applicable securities Laws. Sunoco Retail (either alone or together with its advisors) (i) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Subscribed Units, (ii) is capable of bearing the economic risks of such investment, (iii) is capable of evaluating (and has evaluated) the merits and risks of investing in the Subscribed Units and (iv) is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). Sunoco Retail acknowledges and understands that the acquisition of the Subscribed Units has not been registered under the Securities Act in reliance on an exemption therefrom, and that such Subscribed Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act.

(c) Sunoco Retail has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sunoco Retail, and, assuming this Agreement constitutes the legal, valid and binding agreement of NuStar, this Agreement constitutes the legal, valid and binding agreement of Sunoco Retail, and is enforceable against Sunoco Retail, in accordance with its terms, subject to the Equitable Exceptions.

(d) No governmental, administrative or other third-party consents, approvals, permits or authorizations, or designations, declarations or filings are required by or with respect to Sunoco Retail in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Sunoco Retail, threatened against or by Sunoco Retail (including by any Governmental Authorities) that (i) affects, or would reasonably be expected to affect, Sunoco Retail’s purchase of the Units or (ii) challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

7. Further Assurances. Following the Subscription Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

8. No Survival; Effect of Termination. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the transaction, except for covenants and agreements which contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time. In addition, Section 7.2 (Effect of Termination) of the Merger Agreement is hereby incorporated herein by reference, mutatis mutandis.

9. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and made in accordance with Section 8.7 of the Merger Agreement (with references therein to Sunoco being to Sunoco Retail).

10. Reserved.

11. Entire Agreement. This Agreement and the Merger Agreement together constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any person other than the parties hereto.

12. Successor and Assigns; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties. Subject to the first sentence of this Section 12, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 12 shall be null and void. This Agreement is for the sole benefit of the parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

13. Amendment and Modification; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

14. Severability. Any term or provision of this Agreement which is held to be invalid or unenforceable in a court of competent jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

15. Governing Law. This Agreement, and all claims or causes of action (whether at law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

16. Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

18. Section and Other Headings. Headings of the sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

19. Construction.

(a) Each of the parties has participated in the drafting and negotiation of this Agreement. The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

(b) Whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

(d) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(e) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires.

(f) The term “or” is not exclusive.

(g) The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.”

(h) When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.

(i) References to any statute, law or regulation shall be deemed to refer to such statute, law or regulation as amended from time to time and to any rules, regulations or requirements promulgated thereunder.

(j) Unless otherwise specified in this Agreement, all references in this Agreement to “dollars” or “$” shall mean U.S. Dollars and all amounts in this Agreement shall be paid in U.S. Dollars, and if any amounts, costs, fees or expenses incurred by any party pursuant to this Agreement are denominated in a currency other than U.S. Dollars, to the extent applicable, the U.S. Dollar equivalent for such costs, fees and expenses shall be determined by converting such other currency to U.S. Dollars at the foreign exchange rates published in The Wall Street Journal or, if not reported thereby, another authoritative source in effect at the time such amount, cost, fee or expense is incurred, and if the resulting conversion yields a number that extends beyond two (2) decimal points, rounded to the nearest penny.

(k) When calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded. References to days shall refer to calendar days unless business days are specified.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

NuStar Energy L.P. By: Riverwalk Logistics, L.P., its general partner By NuStar GP, LLC, its general partner

By	/s/ Bradley C. Barron
Name: Bradley C. Barron Title: President and Chief Executive Officer

Sunoco Retail LLC

By	/s/ Dylan Bramhall
Name: Dylan Bramhall Title: Chief Financial Officer

[Signature Page to Unit Purchase Agreement]

Exhibit A

Form of Promissory Note

(See attached)

[Exhibit A to Unit Purchase Agreement]